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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated December 6, 1996, on the October 31, 1996 financial statements of the Advisors' Inner Circle Fund, incorporated by reference in the Post-Effective Amendment No. 28 to the Registration Statement on Form N-1A of the Advisors' Inner Circle Fund (File No. 33-42484), and to all references to our firm included in or made part of Post-Effective Amendment No. 28 to the Registration Statement File No. 33-42484.


                                             /s/ Arthur Andersen LLP

Philadelphia, Pa.,
  February 26, 1997